         As filed with the Securities and Exchange Commission on October 7, 1997

                                                      Registration No. 333-_____

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--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM S-8
                    ______________________________________________

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                    ______________________________________________

                                  BEA SYSTEMS, INC.
                (Exact name of Registrant as Specified in Its Charter)
                    ______________________________________________

              DELAWARE                                            77-0394711
    (State or Other Jurisdiction                              (I.R.S. Employer
    of Incorporation or Organization)                        Identification No.)

                          385 MOFFETT PARK DRIVE, SUITE 105
                                 SUNNYVALE, CA 94089
                       (Address of Principal Executive Offices)

                          1995 FLEXIBLE STOCK INCENTIVE PLAN
                              1997 STOCK INCENTIVE PLAN

                              (Full Title of the Plans)
                    ______________________________________________

                                WILLIAM T. COLEMAN III
                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  BEA SYSTEMS, INC.
                          385 MOFFETT PARK DRIVE, SUITE 105
                                 SUNNYVALE, CA 94089
                       (Name and Address of Agent for Service)

                                    (408) 743-4000
            (Telephone Number, Including Area Code, of Agent For Service)

                                       Copy to:

                               MICHAEL C. PHILLIPS, ESQ.
                                KEVIN A. FAULKNER, ESQ.
                                 CORI M. ALLEN, ESQ.
                                MORRISON & FOERSTER LLP
                                  755 PAGE MILL ROAD
                                  PALO ALTO, CA 94304
                                   (415) 813-5600
                  __________________________________________________

                           CALCULATION OF REGISTRATION FEE
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                                                    Proposed
                                                     Maximum        Proposed
  Title of           Amount           Maximum       Aggregate       Amount of
Securities to        to be        Offering Price    Offering      Registration
be Registered      Registered(1)    Per Share(2)     Price(2)          Fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par value
per share          14,700,000          $18         $264,600,000      $80,182
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes 9,600,000 shares of Common Stock to be registered under the 1995 Flexible Stock Incentive Plan and 5,100,000 shares of Common Stock to be registered under the 1997 Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on Nasdaq NMS on October 1, 1997.

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                                 Page 1 of 11 pages.
                     The Index to Exhibits appears on page II-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by BEA Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

    (a) The Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and included in the Registration Statement on Form SB-2 (the "Registration Statement") as declared effective on July 22, 1997 (No. 333-29961), which includes audited financial statements for the Registrant's latest fiscal year.

    (b) The Registrant's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on June 13, 1997 and September 15, 1997.

    (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

    (d) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated April 10, 1997 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

                                         II-1
                                  Page 2 of 14 Pages

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by Section 145, as it now exists or as amended, all persons whom it may indemnify pursuant thereto.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

    Section 8 of the Form of Underwriting Agreement, attached as Exhibit 1.1 to the Registration Statement on Form SB-2, contains certain provisions relating to indemnification.

    The Company has obtained liability insurance insuring the Company's officers and directors against liabilities that they may incur in such capacities.

                                         II-2
                                  Page 3 of 14 Pages

    The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's charter documents. These agreements, among other things, provide for the indemnification of the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company to the fullest extent permitted by applicable law. The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified persons to serve as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

                                         II-3
                                  Page 4 of 14 Pages

ITEM 8.  EXHIBITS.

     4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form SB-2 (Commission File No. 333-20791) which became effective on April 10, 1997 (the "Registration Statement on Form SB-2")).

     4.2  Registrant's Amended and Restated Bylaws (incorporated by reference to
          Exhibit 3.3 to the Registration Statement on Form SB-2).

     4.3 1995 Flexible Stock Incentive Plan and 1997 Stock Incentive Plan and form of Stock Option Agreements (incorporated by reference to Exhibit 10.11 and 10.14 to the Registration Statement on Form SB-2).

     5.1  Opinion of Morrison & Foerster LLP.

    23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

    23.2  Consent of Ernst & Young LLP, independent auditors.

    23.3  Consent of Ernst & Young LLP, independent auditors.

    23.4  Consent of Ernst & Young LLP, independent auditors.

    23.5  Consent of Ernst & Young Audit, independent auditors.

    24.1  Power of Attorney (See page II-6).

ITEM 9.   UNDERTAKINGS.

               (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.


                                         II-4
                                  Page 5 of 14 Pages

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                         II-5
                                  Page 6 of 14 Pages

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, BEA Systems, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 7, 1997.

                                   BEA SYSTEMS, INC.




                                    By:     /s/ William T. Coleman III
                                       -----------------------------------------
                                         William T. Coleman III
                                         Chairman, President and Chief Executive
                                         Officer


                                    POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, William T. Coleman III, Edward W. Scott, Jr., Alfred S. Chuang, and Steve L. Brown, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                         Title                                Date
        ---------                         -----                                ----
                                President, Chief Executive               October 7, 1997
                                Officer and Director (PRINCIPAL
/s/ William T. Coleman III      EXECUTIVE OFFICER)
----------------------------
William T. Coleman III


                                         II-6
                                  Page 7 of 14 Pages

                                Chief Financial Officer and              October 7, 1997
                                Executive Vice President
                                (PRINCIPAL FINANCIAL AND
/s/ Steve L. Brown              ACCOUNTING OFFICER)
----------------------------
Steve L. Brown


/s/ Edward W. Scott, Jr.        Director                                 October 7, 1997
----------------------------
Edward W. Scott, Jr.


/s/ William H. Janeway          Director                                 October 7, 1997
----------------------------
William H. Janeway


/s/ Stewart K.P. Gross          Director                                 October 7, 1997
----------------------------
Stewart K.P. Gross


/s/ Cary J. Davis               Director                                 October 7, 1997
----------------------------
Cary J. Davis


/s/ Carol Bartz                 Director                                 October 7, 1997
----------------------------
Carol Bartz


/s/ Dean Morton                 Director                                 October 7, 1997
----------------------------
Dean Morton



EXHIBIT                                                                                          SEQUENTIAL
NUMBER                                    DESCRIPTION                                             PAGE NO.
------                                    -----------                                             --------
 4.1          Form of Amended and Restated Certificate of Incorporation of the Registrant
              (incorporated by reference to Exhibit 3.5 to the Registrants' Registration
              Statement on Form SB-2 (Commission File No. 333-20791 which became effective on April 10, 1997 (the "Registration Statement on Form SB-2")).

 4.2          Registrant's Amended and Restated Bylaws (incorporated by reference to
              Exhibit 3.3 to the Registration Statement on Form SB-2).

 4.3          1995 Flexible Stock Incentive Plan and 1997 Stock Incentive Plan and form of Stock Option Agreements (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form SB-2).

 5.1          Opinion of Morrison & Foerster LLP.                                                    10

23.1          Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).                         10

23.2          Consent of Ernst & Young LLP, independent auditors.                                    11

23.3          Consent of Ernst & Young LLP, independent auditors.                                    12

23.4          Consent of Ernst & Young LLP, independent auditors.                                    13

23.5          Consent of Ernst & Young Audit, independent auditors.                                  14

24.1          Power of Attorney (See page II-6).                                                      7


                                         II-8
                                  Page 9 of 14 Pages